EXHIBIT 99.1

QXO Announces Pricing of Common Stock Offering

GREENWICH, Conn. — April 16, 2025 — QXO, Inc. (NYSE: QXO) (the “Company” or “QXO”) today announced the pricing of its previously announced public offering of 37,735,850 shares of its common stock (the “Offering”) at a price to public of $13.25 per share. The Offering is expected to close on April 21, 2025, subject to customary closing conditions.

QXO has granted the underwriters of the Offering an option to purchase up to an additional 5,660,377 shares of common stock at the public offering price less underwriting discounts and commissions.

QXO intends to use the net proceeds from the Offering to finance a portion of the consideration for the pending acquisition of Beacon Roofing Supply, Inc. (“Beacon”); however, the Offering is not contingent on the consummation of the acquisition.

Morgan Stanley and Goldman Sachs & Co. LLC are acting as the underwriters for the Offering.

The Offering is being made by means of a prospectus supplement under QXO’s effective registration statement on Form S-3ASR, as filed with the Securities and Exchange Commission (the “SEC”).

This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor does it constitute an offer, solicitation or sale of any securities in any jurisdiction in which such offer, solicitation or sale is unlawful. The Offering may be made only by means of a prospectus supplement relating to such Offering and the accompanying prospectus. Copies of the final prospectus supplement for the Offering and the accompanying prospectus can be obtained from Morgan Stanley, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014 or from Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, NY 10282, by telephone at 1-866-471-2526, or by e-mail at prospectus-ny@ny.email.gs.com.

About QXO

QXO plans to become the leader in the $800 billion building products distribution industry, with the goal of generating outsized value for shareholders. The company is targeting annual revenue of $50 billion in the coming decade through accretive acquisitions and organic growth. QXO recently signed a definitive agreement to acquire Beacon Roofing Supply, Inc. for approximately $11 billion, making QXO the second-largest distributor of roofing products in the United States upon closing, expected the week of April 28, 2025. In addition, QXO provides technology solutions to clients in the manufacturing, distribution and service sectors. Visit www.qxo.com for more information.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements. Statements that are not historical facts, including statements about beliefs, expectations, targets or goals and the use of proceeds of the Offering, are forward-looking statements. These statements are based on plans, estimates, expectations and/or goals at the time the statements are made, and readers should not place undue reliance on them. In some cases, readers can identify forward-looking statements by the use of forward-looking terms such as “may,” “will,” “should,” “expect,” “opportunity,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “target,” “goal,” or “continue,” or the negative of these terms or other comparable terms. Forward-looking statements involve inherent risks and uncertainties and readers are cautioned that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statements. Factors that could cause actual results to differ materially from those described herein include, among others: (i) the risk that the proposed acquisition may not be completed on the anticipated terms in a timely manner or at all; (ii) the failure to satisfy any of the conditions to the consummation of the proposed acquisition, including uncertainties as to how many of stockholders of Beacon will tender their shares in the tender offer; (iii) the effect of the pendency of the proposed acquisition on each of QXO’s and Beacon’s business relationships with employees, customers or suppliers, operating results and business generally; (iv) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement, including circumstances that require Beacon to pay a termination fee; (v) the possibility that the proposed acquisition may be more expensive to complete than anticipated, including as a result of unexpected factors or events, significant transaction costs or unknown liabilities; (vi) potential litigation and/or regulatory action relating to the proposed acquisition; (vii) the risk that the anticipated benefits of the proposed acquisition may not be fully realized or may take longer to realize than expected; (viii) the impact of legislative, regulatory, economic, competitive and technological changes; (ix) QXO’s ability to finance the proposed transaction, including the ability to obtain the necessary financing arrangements set forth in the commitment letters received in connection with the proposed acquisition; (x) unknown liabilities and uncertainties regarding general economic, business, competitive, legal, regulatory, tax and geopolitical conditions; and (xi) the risks and uncertainties set forth in QXO’s and Beacon’s SEC filings, including each company’s Annual Report on Form 10-K for the year ended December 31, 2024 and subsequent Quarterly Reports on Form 10-Q.

Forward-looking statements should not be relied on as predictions of future events, and these statements are not guarantees of performance or results. Forward-looking statements herein speak only as of the date each statement is made. QXO does not undertake any obligation to update any of these statements in light of new information or future events, except to the extent required by applicable law.

Media Contacts

Joe Checkler
joe.checkler@qxo.com
203-609-9650

Investor Contacts

Mark Manduca
mark.manduca@qxo.com
203-321-3889